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Exhibit 21.1

Subsidiaries of First Chester County Corporation

Names	Jurisdiction of Incorporation	Names Under Which Subsidiary Also Does Business
First National Bank of Chester County	United States of America	• American Home Bank, a division of First National Bank of Chester County
• American Direct Funding
• American Log Mortgage
• Beacon Mortgage
• Ivy League Mortgage
• Southeast Wholesale
• Vision Mortgage Capital
• Capital Mortgage Finance
Turks Head Properties, Inc.	Pennsylvania
Turks Head II, LLC	Pennsylvania
First Chester County Capital Trust II	Delaware
First Chester County Capital Trust III	Delaware
First Chester County Capital Trust IV	Delaware
Bankers Re Insurance Group, SPC	Cayman Islands

 Subsidiaries of First National Bank of Chester County

Names	Jurisdiction of Incorporation	Names Under Which Subsidiary Also Does Business
FNB Insurance Services, LLC	Pennsylvania	• First National Financial Advisory Services Pennsylvania
FNB Properties, LLC	Pennsylvania
All American Choice Mortgage, LLC	Delaware
American Bancorp Mortgage, LLC	Delaware	• Achieve Independence
• Bucks County Lending Group
• Center City Agents Mortgage
• Cornerstone Financial Mortgage Funding
• Independence Mortgage Funding
• JP Home Mortgage
• Keystone Financial Mortgage
• Vision Mortgage Funding
American Eagle Mortgage Funding, LLC	Delaware
American Professional Finance, LLC	Delaware
Apex Home Mortgage Funding, LLC	Delaware
Builders Preferred Mortgage, LLC	Delaware
Builders Resource Funding, LLC	Delaware
Chesapeake Mortgage Funding, LLC	Pennsylvania
Community Residential Mortgage, LLC	Delaware
Dedicated Mortgage Lending, LLC	Delaware
Deltec Financial Services, LLC	Delaware
Homeland Mortgage Lending, LLC	Delaware
Integrity Bancorp Mortgage Company, LLC	Delaware
Preferred Capital Mortgage Services, LLC	Delaware
Preferred Closing Services, LLC	Delaware
Ritz-Craft Home Mortgage, LLC	Delaware
Simplex Industries Mortgage Company, LLC	Delaware
Susquehanna Residential Mortgage, LLC	Delaware
Vision Mortgage Capital, LLC	Pennsylvania

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  Exhibit 21.1
Subsidiaries of First Chester County Corporation
Subsidiaries of First National Bank of Chester County